UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2023

Aterian, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
350 Springfield Avenue, Suite 200
Summit, NJ 07901

(Address of Principal Executive Offices)(Zip Code)
(347) 676-1681
(Registrant’s telephone number, including area code)
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07      Submission of Matters to a Vote of Security Holders

Aterian, Inc. (the “Company”) convened its Annual Meeting of Stockholders on July 14, 2023 (the “Annual Meeting”). The purpose of the Annual Meeting was described in the Company’s definitive proxy statement as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2023 and the supplement to the proxy statement filed with the SEC by the Company on June 30, 2023 (together, the “Proxy Statement”).

Of the 81,625,501 shares of the Company’s common stock outstanding as of May 17, 2023 (the “Record Date”), 34,104,369 shares, or 41.78% were represented in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date.

At the Annual Meeting, stockholders voted only on Proposal No. 3 – Adjournment of the Annual Meeting to permit further solicitation and vote of proxies, if at the time of the Annual Meeting, there are insufficient votes to approve Proposal No. 2. The final voting results for Proposal No. 3, as described in the Proxy Statement, are set forth below. In accordance with the authority granted pursuant to Proposal No. 3, the Annual Meeting was adjourned in order to allow additional time for stockholders to vote on Proposal No. 2, to authorize the Company’s board of directors to approve an amendment and restatement to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of any whole number in the range of 1-for-2 to 1-for-30 within one year following the Annual Meeting. The adjourned Annual Meeting will be reconvened at 10:00 a.m., Eastern Time, on August 11, 2023, via live webcast at www.virtualshareholdermeeting.com/ATER2023. The matters of business before the reconvened Annual Meeting will be for stockholders to vote on Proposals No. 1, 2 and 4, as described in the Proxy Statement. Stockholders have thus far strongly supported Proposal No. 2. At the time the Annual Meeting was convened on July 14, 2023, 32% of the outstanding shares had been voted FOR the proposal, over three times as many shares than against the proposal. However, the favorable votes were less than the absolute majority of all outstanding shares on the record date for the Annual Meeting needed for approval and thus the vote on this Proposal will take place at the reconvened meeting on August 11, 2023.

Proposal No. 3: Adjournment Proposal

The Company’s stockholders approved Proposal No. 3 to allow for one or more adjournments of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal No. 2 at the time of the Annual Meeting, or in the absence of a quorum, by the following vote:

Votes For	Votes Against	Abstentions
26,004,245	7,803,344	296,780

As previously disclosed in the Company’s Supplement to the proxy statement for the Annual Meeting filed with the SEC on June 30, 2023, amendments to the Delaware General Corporation Law (the “DGCL”) may become effective before the Annual Meeting reconvenes on August 11.  The DGCL amendments would change the stockholder vote required to affect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements.  The Company’s common stock is listed on a national securities exchange.  The DGCL amendments are anticipated to become effective on August 1, 2023, if they are signed into law by the Governor of Delaware on or before that date.  If the amendments to the DGCL become effective before the Company reconvenes the Annual Meeting, the Board of Directors reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments.  The DGCL amendments would permit the Company to effect the Reverse Stock Split if the votes cast “For” Proposal No. 2 exceed the votes cast “Against” Proposal No. 2, assuming the presence of a quorum and if the shares of Common Stock meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after the amendment effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Common Stock that are not present in person or by proxy at the reconvened Annual Meeting, will have no effect on the outcome of the vote on Proposal No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: July 14, 2023	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer